JOINT FILING AGREEMENT


      Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Amendment No. 1 to Schedule 13D is filed on its behalf.

      Dated this 7th day of June, 1999.


TRINITY PETROLEUM MANAGEMENT, LLC


By: /s/ J. Samuel Butler
   ---------------------------------------
      Name: J. Samuel Butler
      Title: Manager/President



 /s/ J. Samuel Butler
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     Name: J. Samuel Butler, Individually
     Position: Director